UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas,
39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, Safehold Inc. (the “Company”) announced the appointment of Mr. Michael Trachtenberg, as President of the Company, effective December 1, 2025.

Mr. Trachtenberg, 43, previously held positions at Lubert-Adler, an institutional real estate investment manager, from 2005 until February 2025, including most recently as President from 2024 and Managing Partner from 2020. Since February 2025 he has served as a consultant for Lubert-Adler.

Mr. Trachtenberg holds a B.S. in Finance and Accounting from New York University.

Mr. Trachtenberg has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there is no arrangement or understanding between Mr. Trachtenberg and any other person pursuant to which Mr. Trachtenberg was selected as an officer. Mr. Trachtenberg is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Trachtenberg will receive an annual base salary of $500,000 and he will be eligible for an annual bonus with a target opportunity of $1,500,000 subject to the attainment of performance objectives, which may be payable in the form of cash, equity-based awards, or a combination thereof, under the Company’s incentive compensation program. He will receive an initial, one-time signing cash bonus of $250,000 and a grant of 50,000 Caret Units that will vest pro rata annually over a five-year period, subject to Mr. Trachtenberg’s continued employment and the terms and conditions of the Caret Incentive Plan and applicable award agreement. For a period of up to one-year following his start date, the Company will provide Mr. Trachtenberg with a corporate housing and relocation allowance not to exceed $200,000 for the year.

Mr. Trachtenberg will be eligible for a one-time sign-on award of 93,076 restricted stock units (“RSUs”) that will vest in substantially equal installments on each of the five annual anniversaries of Mr. Trachtenberg’s start date, subject to his continued employment through each vesting date (the “Signing Bonus RSUs”). Mr. Trachtenberg will be also be eligible for two performance-based RSU awards, a grant of 60,000 RSUs that will vest based on the dollar value of commitments for the Company’s affordable housing business (“Affordable Housing Plan Commitments”) over a three-year performance period and subject Mr. Trachtenberg’s continuous employment through the end of the performance period (the “Affordable Housing Plan RSUs”), and a grant of 700,000 RSUs that will be earned, if at all, based on the Company’s attainment of certain stock price hurdles (with the last stock price hurdle equaling to 249% increase over the closing stock price on November 28, 2025) over a five-year performance period and will vest subject to Mr. Trachtenberg’s continuous employment through the end of the performance period and the Company’s attainment of an origination threshold (the “Shareholder Success Plan RSUs”). The Shareholder Success Plan RSUs are also subject to sale restrictions for six-months following the vesting date. The vesting of the RSUs will accelerate upon certain involuntary terminations of employment or if the awards are not assumed in a change of control. In the case of the Affordable Housing Plan RSUs, the portion that will accelerate will be based on the attainment of the Affordable Housing Plan Commitment goals as of the termination or change of control date, as applicable, and in the case of the Shareholder Success Plan RSUs the portion that will accelerate will be based on the attainment of the stock price hurdles as of the termination or change of control date, as applicable.

The RSU awards are intended to qualify for the inducement award exception under the rules of the New York Stock Exchange as an inducement material to Mr. Trachtenberg’s entering into employment as President of the Company.

Mr. Trachtenberg has agreed to certain post-employment restrictive covenants, including non-competition for a period of two years and non-solicitation for a period of two years following the date Mr. Trachtenberg terminates employment with the Company.

Mr. Trachtenberg is eligible to participate in the Company’s previously disclosed Amended and Restated Severance Plan consistent with the terms available for all other employees. On December 1, 2025, the Compensation Committee of the Board of Directors of the Company also approved an Executive Change in Control Severance Plan that provides the Company’s executive officers, including Mr. Trachtenberg, severance protection, including payments equal to two times their base salary and prior year annual bonus, in the event their employment is involuntarily terminated within the 3 month period prior or the 12 month period immediately following a Change in Control.

Item 7.01	Regulation FD Disclosure.

On December 1, 2025, the Company issued a press release relating to Mr. Trachtenberg’s appointment. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 1, 2025

Exhibit 104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Safehold Inc.

By:	/s/ Brett Asnas
	Name:	Brett Asnas
	Title:	Chief Financial Officer

Date:	December 1, 2025